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                                                                    EXHIBIT 10.1

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     HANOVER CAPITAL MORTGAGE HOLDINGS, L.P.

                        (A Delaware Limited Partnership)


      AGREEMENT OF LIMITED PARTNERSHIP OF HANOVER CAPITAL MORTGAGE HOLDINGS, L.P., a Delaware limited partnership (the "Partnership"), dated as of June 12, 1997, by and among Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, as general partner (the "General Partner"), and John A. Burchett, Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares, as limited partners (the "Limited Partners"). The General Partner and the Limited Partners are sometimes together referred to herein as the "Partners," and each of the General Partner and the Limited Partners is sometimes referred to herein as a "Partner."

                                    RECITALS

      A. The General Partner intends to effect an initial public offering (the "Offering") of Units comprised of one share of its Common Stock, par value $.01 per share, and one Warrant to acquire one share of its Common Stock, par value $.01 per share, as described in a Registration Statement substantially in the form attached hereto as Exhibit 1 (the "Registration Statement").

      B. The Limited Partners hold all of the issued and outstanding shares of capital stock of Hanover Capital Partners Ltd., a New York corporation ("HCP").

      C. Pursuant to an Agreement and Plan of Recapitalization (the "Plan of Recapitalization") to be effected before the closing of the Offering, the Limited Partners will exchange 166.424 shares of HCP's Class A Common Stock, $.01 par value per share, constituting all of the issued and outstanding shares of HCP's capital stock, for shares of HCP's Common Stock, $.01 par value per share, representing 3% of the economic interest in HCP (the "HCP Common"), and shares of HCP's Series A Preferred Stock, $.01 par value per share, representing 97% of the economic interest in HCP (the "HCP Preferred").

      D. Effective upon the closing of the Offering, the Partners will execute and deliver an Amended and Restated Agreement of Limited Partnership of the Partnership substantially in the form of the attached Exhibit 2 (the "Amended Agreement") pursuant to which, among other things, (i) the General Partner will contribute the net proceeds of the Offering to the Partnership in exchange for the general partner interest in the Partnership, and (ii) the Limited Partners will contribute the HCP Preferred to the Partnership in exchange for limited partner interests in the Partnership.

      E. The Partners desire to form the Partnership, pursuant to the Revised Uniform Limited Partnership Act as enacted by the State of Delaware (6 Del. C.
Section 17-101, et seq.) (the "Act"), and execute and deliver this Agreement prior to the closing of the Offering to set forth the terms by which they will be bound.
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                                    AGREEMENT

      NOW, THEREFORE, for good and valuable consideration the receipt and legal sufficiency is hereby acknowledged, the parties hereto agree as follows:

      1. Name. The name of the Partnership shall be Hanover Capital Mortgage Holdings, L.P.

      2. Purpose. The Partnership's purpose and character of business shall be
(i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including but not limited to directly and indirectly purchasing, originating, holding, financing, hedging, selling and securitizing (a) conforming and non-conforming single family, multifamily and commercial mortgage loans and deeds of trust (including interests in real property acquired upon or in lieu of foreclosure thereof) and (b) securities (or undivided interests therein) evidencing undivided interests in pools of mortgage loans, adjustable and fixed rate debt obligations collateralized by mortgage loans and/or mortgage certificates, and regular and residual interests in REMICs (within the meaning of Sections 860A through 860G of the Internal Revenue Code, as amended (the "Code")), provided, however, that such business shall be conducted in such a manner as to permit the General Partner at all times to be classified as a REIT for federal income tax purposes, unless the General Partner ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to own interests (directly and indirectly) in HCP, any subsidiaries of HCP and any partnerships, joint ventures and other similar arrangements organized to engage in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing.

      3. Place of Business; Agent. The name and address of the resident agent of the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The address of the principal office of the Partnership in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The principal office of the Partnership is located at 100 Metroplex Drive, Suite 301, Edison, NJ 08817 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

      4. Term. The Partnership shall continue in full force and effect until December 31, 2096 or until earlier terminated pursuant to Section 8.



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      5. Capital Contributions; Capital Accounts; Ownership of Assets.

            5.1 Subject to Section 12, the Partners shall make capital contributions to the Partnership at such times and in such amounts as they shall unanimously determine to be appropriate.

            5.2 The Partnership shall maintain capital accounts for the Partners in accordance with the Treasury Regulations under Section 704(b) of the Code.

            5.3 All assets of the Partnership shall be owned by the Partnership as an entity.

      6. Allocations of Profit or Loss.

            6.1 Subject to Sections 6.2 and 6.3, all allocations of profit or loss (and the items making up any such profit or loss) shall be made to the Partners in proportion to their respective capital contributions.

            6.2 Notwithstanding Section 6.1, the General Partner may make such special allocations of items of income, gain, loss, deduction and expenditure (for book purposes, tax purposes or both) as it determines are necessary to comply with the Treasury Regulations under Sections 704(b) and 704(c) of the Code.

            6.3 To the extent that any allocations made pursuant to Section 6.2 would otherwise cause any distributions by the Partnership to be made other than in proportion to the Partners' capital contributions, the General Partner shall make such other allocations as it determines are appropriate to prevent such unintended result.

      7. Non-liquidating Distributions. Subject to Section 8, the Partnership shall make distributions of available cash at such times and in such amounts as the General Partner determines to be appropriate. All distributions pursuant to this Section 7 shall be made to the Partners in proportion to their respective capital contributions.

      8. Dissolution; Wind-up; Liquidating Distributions.

            8.1 The Partnership shall dissolve upon the first to occur of (i) the expiration of its term as specified in Section 4, (ii) an event of withdrawal of the General Partner (as defined in Section 17-402 of the Act) unless, in any such case, the business of the Partnership is continued with the written consent of a majority in interest (by capital contributions) of the Limited Partners within 90 days after the occurrence of such event, (iii) the election of the General Partner to dissolve the Partnership or (iv) the entry of a decree of judicial dissolution of the Partnership pursuant to the Act.

            8.2 After the dissolution of the Partnership, the General Partner (or, if one is appointed, a liquidating trustee) shall wind up and liquidate the Partnership, exercising its


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reasonable discretion in determining the time, manner and terms of any sale or sales of Partnership assets for the purpose of obtaining fair value for such assets (having due regard to the activity and condition of the relevant markets and general financial and economic conditions). The assets of the Partnership shall first be applied to the payment of, or the establishment of adequate reserves or other provision for the payment of, the debts and obligations of the Partnership. Thereafter, there shall be made a final allocation of profit or loss, as the case may be, and other items to the Partners' capital accounts in accordance with Section 6. Subject to Section 8.3, the assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of assets of the Partnership) remaining after the payment or other provision for the Partnership's debts and obligations shall be distributed to the Partners in proportion to the positive balances in their capital accounts determined after the final allocation of profit or loss and other items to capital accounts has been made. Amounts reserved or otherwise set aside in connection with the Partnership's liquidation for the payment of debts and obligations shall be distributed to the Partners, in the same proportions that such amounts would have been distributed hereunder if distributed upon the Partnership's liquidation, as soon as practicable.

            8.3 The General Partner (or a liquidating trustee if one is appointed) may cause the Partnership to distribute assets in kind upon the Partnership's liquidation, provided, however, that no Partner shall be distributed less than his or her pro rata share (based upon the Partners' capital account balances) of any asset that is to be distributed in kind without such Partner's express written consent thereto. Any asset to be distributed in kind shall be distributed on the basis of its fair market value as reasonably and in good faith determined by the General Partner with the approval of a majority in interest (by capital contributions) of the Limited Partners (or by a liquidating trustee if one is appointed). For purposes of making the final allocation of profit or loss and other items required by Section 8.1, any asset other than cash that is to be distributed in kind shall be treated as having then been sold by the Partnership for its fair market value as determined under this Section 8.3 (provided that, solely for purposes of making the final allocation of profit or loss and other items required by Section 8.2, the fair market value of any asset that is distributed subject to a nonrecourse indebtedness shall not be less than the amount of such indebtedness). Each Partner who receives an interest in any Partnership asset distributed hereunder shall hold his or her interest in such asset as a tenant-in-common with any other Partners who receive an interest in such asset.

      9. Management; Indemnification.

            9.1 Except as otherwise expressly provided in this Agreement, the General Partner shall have exclusive management power over the business and affairs of the Partnership, and shall have all of the powers of the general partner of a limited partnership under the Act. Subject to Section 9.2, the General Partner is authorized, by way of example and not limitation, to: (i) negotiate, execute, deliver, perform, modify, supplement, amend and terminate any contract, agreement, instrument, document or other writing necessary for, or convenient or incidental to, the accomplishment of the Partnership's purpose and the carrying on of the Partnership's business, including but not limited to purchase and sale agreements, loan or other financing agreements (including, without limitation, reverse repurchase agreements), deeds and leases, notes, employment and consulting agreements, management agreements, security


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agreements, conveyances, contracts (including, without limitation, hedging contracts), guarantees, warranties, indemnities, waivers and releases, (ii) borrow money and pledge assets to secure such borrowings, (iii) hire and compensate agents, contractors, subcontractors, employees, managers, accountants, attorneys, consultants and others, (iv) apply for, obtain, hold and grant licenses, trademarks, tradenames, copyrights and other rights, permissions and approvals, (v) purchase, finance, hold, securitize and sell assets, (vi) apply for and obtain insurance and (vii) establish, maintain, close and supervise the deposit of any monies of the Partnership with federally insured banking institutions or other institutions as it may select, and to draw checks or other orders or expenditures from such accounts upon such signature or signatures as it may determine.

            9.2 Notwithstanding Section 9.1, and in addition to any other matters as to which unanimity of the Partners is required under this Agreement, the consent of a majority in interest (by capital contributions) of the Limited Partners shall be required to approve (i) any action that would make it impossible to carry on the ordinary business of the Partnership except as otherwise expressly provided in this Agreement, (ii) the possession of any Partnership property, or the assignment of any rights in specific Partnership property, for other than a Partnership purpose except as otherwise expressly provided in this Agreement, (iii) the admission to the Partnership of any new Partner except as provided in Section 10, (iv) the performance of any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or in the Act or
(v) the entry into any contract, mortgage, loan or other agreement or transaction that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of the Partners to enter into, or consummate the transactions contemplated by, the Amended Agreement.

            9.3 The Partners intend that the Partnership be classified as a partnership for income tax purposes and shall do such reasonable things, including but not limited to making any appropriate filings, as are necessary to secure such classification. No Partner shall make any election or other filing with any taxing or governmental authority (including but not limited to an election or filing pursuant to Treasury Regulations Section 301.7701-3) which would cause the Partnership to be classified as an association taxable as a corporation for federal income tax purposes.

            9.4 The General Partner may appoint officers of the Partnership, including a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as it may determine to be appropriate. The General Partner may use descriptive words or phrases to designate the standing, seniority or area of special competence of any officer. A person may hold more than one office. An officer of the Partnership shall have such authority and duties as the General Partner may from time to time determine (but in no event shall have greater authority in any respect than the General Partner). The General Partner may from time to time create or eliminate offices of the Partnership and establish, increase, reduce or otherwise modify the responsibilities of any officer, in each case as it determines to be appropriate. Each officer shall serve until his or her successor is duly elected or, if earlier, until his or her death, resignation or removal. A vacancy in any office may be filled only by the General Partner. An officer may resign at any time by notifying the General Partner in writing. Any resignation of an officer shall


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be effective upon the receipt of such notice by the General Partner or on such later date as is specified therein. An officer may be removed by the General Partner at any time with or without cause.

            9.5 Any person or entity dealing with the Partnership may rely upon a certificate signed by the General Partner as to (i) the existence or non-existence of any fact or facts which constitute conditions precedent to acts by a Partner or in any other manner germane to the affairs of the Partnership and (ii) the person or persons who are authorized to execute and deliver any instrument or document of the Partnership or to take any action on behalf of the Partnership.

            9.6 No Partner or officer shall be liable, responsible or accountable to the Partnership or to any Partner for any loss or damage incurred by reason of any act or omission of such Partner or officer performed or omitted
(i) in good faith either on behalf of the Partnership or in furtherance of the interests of the Partnership, (ii) in a manner reasonably believed by such Partner or officer to be within the scope of his or her authority and (iii) without fraud, gross negligence or willful misconduct. To the fullest extent permitted by law, the Partnership shall indemnify the Partners and any officers for, and shall hold them harmless from and against, any and all damages, losses, liabilities, fines, penalties, amounts paid in settlement, costs and expenses (including attorneys' fees and expenses) actually and reasonably incurred by them in connection with any threatened, pending or completed demands, claims, actions, suits or proceedings, whether civil, criminal, administrative or investigative, brought or threatened against them by reason of or in connection with actions taken or omitted to be taken by them on behalf of the Partnership, provided that no Partner or officer shall be entitled to indemnification hereunder for any damage, loss, liability, fine, penalty, amount paid in settlement, cost or expense incurred by such Partner or officer as a result of his or her bad faith, fraud, gross negligence or willful misconduct. No Partner shall have any personal liability for the payment of any indemnification obligation of the Partnership hereunder. Expenses (including attorneys' fees) incurred by a Partner or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Partner or officer to repay such amount, unless it shall ultimately be determined that such Partner or officer is entitled to be indemnified by the Partnership pursuant to this Section 9.6. The Partnership shall have the power to purchase and maintain insurance on behalf of the Partners and any officers against any liability asserted against and incurred by them or arising out of their actions on behalf of the Partnership, whether or not the Partnership would have the power to indemnify them against such liability under the provisions of this Section 9.6 or the Act.

      10. Transfers. No Partner shall be entitled to voluntarily transfer his, her or its interest in the Partnership without the express written consent of the General Partner (or, if such Partner is the General Partner, a majority in interest (by capital contributions) of the Limited Partners). A transferee of an interest in the Partnership (whether by voluntary transfer, involuntary transfer or operation of law) shall not be admitted to the Partnership as a Partner without the express written consent of the General Partner (or, if the transferor of such interest is


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the General Partner, a majority in interest (by capital contributions) of the
Limited Partners); provided, however, that, no consent of any Partner shall be required for the admission to the Partnership of any assignee of a Limited Partner (i) who is a duly appointed executor, guardian or other legal representative of a Limited Partner who dies or becomes incapacitated or (ii) who acquires all or any portion of the interest of a Limited Partner by reason of such Limited Partner's death. Unless and until an assignee of a Partner's interest (whether pursuant to a voluntary or involuntary transfer or by operation of law) becomes a substituted Partner, such assignee shall have only the rights to receive the distributions his assignor would have been entitled to receive and shall not be a Partner with any of the other rights or powers of a Partner hereunder.

      11. Withdrawals. No Partner may voluntarily resign or withdraw from the Partnership, or receive any distribution on account of his, her or its resignation or withdrawal (whether voluntary, involuntary or by operation of law), without the express written consent of the General Partner (or, if such Partner is the General Partner, a majority in interest (by capital contributions) of the Limited Partners) thereto. Subject to Section 10 of this Agreement and Section 17-705 of the Act, all rights of a Partner to participate in the management, business and affairs of the Partnership shall terminate upon such Partner's death, dissolution, bankruptcy, adjudicated insanity, resignation or withdrawal.

      12. Consummation of Certain Transactions.

            12.1 Prior to the closing of the Offering, the Limited Partners shall exchange their shares of capital stock of HCP for the HCP Common and the HCP Preferred pursuant to the Plan of Recapitalization.

            12.2 Effective upon the closing of the Offering, the Partners shall execute and deliver the Amended Agreement, which shall amend, restate and supersede this Agreement in every respect. Pursuant to the Amended Agreement,
(i) the General Partner shall contribute the net proceeds of the Offering to the Partnership in exchange for the general partner interest in the Partnership, and
(ii) the Limited Partners shall contribute the HCP Preferred to the Partnership in exchange for the limited partner interests in the Partnership. In addition, the Partners shall execute and deliver such other agreements, documents, instruments and other writings (including but not limited to Employment Agreements, a Registration Rights Agreement and a Shareholders' Agreement of
HCP) as are necessary or appropriate to effect the transactions described in the Registration Statement to which they are to be parties.

      13. Amendments. This Agreement may not be amended without the express written consent of each of the Partners.

      14. Partition. No Partner or successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of himself or herself and his or her successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of


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the Partners that the rights of the parties hereto and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Partnership shall be subject to the limitations and restrictions set forth in this Agreement.

      15. Certificate of Limited Partnership. The General Partner shall, and is hereby authorized to, file a Certificate of Limited Partnership for the Partnership with the Office of the Secretary of State of Delaware and such other certificates, instruments, documents and other writings as may be required by, or may be appropriate under, the laws of the State of Delaware or of any jurisdiction in which the Partnership is doing or intends to do business.

      16. Notices.

            16.1 Any notice to a Partner shall be at the address of such Partner set forth on the attached Schedule 1 or at such other mailing address of which such Partner shall prospectively notify the Partnership and the other Partners in writing (any such other mailing address shall be duly noted by the General Partner by an amendment to Schedule 1, which shall not require the further consent of the Partners). Any notice to the Partnership shall be at the address of the Partnership as set forth in Section 3 or at such other mailing address of which the Partnership shall prospectively notify the Partners in writing.

            16.2 Any notice shall be deemed to have been duly given if personally delivered or sent by United States mail or express mail service or by telecopy or telegram confirmed by letter and will be deemed given, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, or by first-class mail, five calendar days after being deposited in the United States mails, postage prepaid, (ii) if sent by United States Express Mail or other express mail service, two calendar days (other than Sundays and federal holidays) after being deposited therein, (iii) if sent by telegram or telecopy, on the date sent provided confirmatory notice is sent by first-class mail, postage prepaid, and (iv) if delivered by hand, on the date of receipt.

      17. Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto, and no other person shall have any rights or benefits hereunder except to the extent expressly provided by applicable law.

      18. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart.

      19. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL PARTNER:                                LIMITED PARTNERS:

Hanover Capital Mortgage Holdings, Inc.


-------------------------------                 -----------------------------
By:                                             John A. Burchett
Its:

                                                -----------------------------
                                                Joyce S. Mizerak


                                                -----------------------------
                                                George J. Ostendorf


                                                -----------------------------
                                                Irma N. Tavares


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                                   Schedule 1

                                    Partners


      Hanover Capital Mortgage Holdings, Inc.
      __________________________
      __________________________
      TIN:______________________


      John A. Burchett
      896 Highland Avenue
      Westfield, NJ  07090
      SS#:_____________________

      Joyce S. Mizerak
      11 Foxhill Run
      Monmouth Jct., NJ  08852
      SS#:_____________________

      George J. Ostendorf
      506 Marshall Street
      Arlington Heights, IL  60004
      SS#:_____________________

      Irma N. Tavares
      1 Kevin Road
      Scotch Plains, NJ  07076
      SS#:_____________________



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